Exhibit 10.9

AMENDMENT NO. 3 AND WAIVER TO CREDIT AGREEMENT

This Amendment No. 3 and Waiver to Credit Agreement (this “Agreement”) dated as of September 19, 2014 (the “Effective Date”) is among JP Energy Partners LP, a Delaware limited partnership (the “Borrower”), JP Energy Refined Products, LLC, a Delaware limited liability company, JP Energy ATT, LLC, a Delaware limited liability company, JP Energy Caddo, LLC, a Delaware limited liability company, Pinnacle Propane, LLC, a Texas limited liability company, Pinnacle Propane Express, LLC, a Delaware limited liability company, Alliant Gas, LLC, a Texas limited liability company, JP Energy Crude Oil Services, LLC, a Delaware limited liability company. JP Falco, LLC, a Delaware limited liability company, JP Energy Storage, LLC, a Oklahoma limited liability company, JP Energy Permian, LLC, a Delaware limited liability company, JP Energy Products Supply, LLC, a Delaware limited liability company, and JP Liquids, LLC, a Delaware limited liability company, (each a “Guarantor”), the undersigned Lenders (as defined below) and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

INTRODUCTION

A.                             The Borrower, the financial institutions party thereto as Lenders (the “Lenders”), and the Administrative Agent have entered into the Credit Agreement dated as of February 12, 2014 (as amended, restated, or modified from time to time, the “Credit Agreement”).

B.                             The Borrower has notified the Administrative Agent that the Consolidated Total Leverage Ratio of the Borrower may be greater than 4.50 to 1.00 as at the last day of the fiscal quarter ending September 30, 2014, which would constitute an Event of Default under Section 8.01(b) of the Credit Agreement with respect to Section 7.11(c) of the Credit Agreement (the “Financial Covenant Default” and together with any Default or Event of Default that would arise solely (a) from any failure of the Borrower to give notice of the Financial Covenant Default pursuant to Section 6.03(a) of the Credit Agreement or (b) from any breach of the representation and warranty contained in Section 5.07 of the Credit Agreement that would arise solely from the existence of the Financial Covenant Default, the “Subject Default”).

C.                             The Borrower has requested that the Administrative Agent, the Lenders, the L/C Issuer and the Swing Line Lender grant certain waivers with respect to the Subject Default, and such parties have agreed to make certain amendments to the Credit Agreement in connection therewith, as set forth herein.

THEREFORE, in fulfillment of the foregoing, the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender and each of the undersigned Lenders hereby agree as follows:

Section 1.                                    Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.                                    Waiver. The Lenders hereby waive the Subject Default, which waiver shall be effective as of the date of occurrence of the Subject Default; PROVIDED THAT SUCH WAIVER OF THE SUBJECT DEFAULT SHALL AUTOMATICALLY EXPIRE AT 5:00 p.m.

EASTERN TIME ON NOVEMBER 14, 2014 (THE “IPO CONDITION DATE”) UNLESS THE PERMANENT WAIVER CONDITIONS SET FORTH BELOW ARE SATISFIED ON OR BEFORE SUCH DATE. If, and only if, the Permanent Waiver Conditions are satisfied on or before the IPO Condition Date, then this waiver will not expire, and will instead become and constitute a permanent waiver of the Subject Defaults.

(a)                          If, on or before the IPO Condition Date, the following conditions (the “Permanent Waiver Conditions”) are satisfied, this waiver of the Subject Defaults will become a permanent waiver as provided above: (i) the IPO Closing Date shall have occurred, and (ii) on or before November 14, 2014, the Borrower shall have delivered to the Administrative Agent a duly completed Compliance Certificate, limited to the calculation of the Consolidated Total Leverage Ratio, signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, and demonstrating that as of September 30, 2014, after giving effect to the mandatory prepayment required under Section 2.05(b)(iv) and the incurrence of the Revolving Tranche B Credit Loan and any other Loans incurred on the IPO Closing Date, on a pro forma basis as if they had occurred on September 30, 2014, the Consolidated Total Leverage Ratio does not exceed 4.50 to 1.00.

(b)                          This waiver is limited to the extent described herein and shall not be construed to be a waiver of any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or any of the Loan Documents or a waiver of any Default or Event of Default that may have occurred or may hereafter occur (other than the Subject Default). Without limiting the foregoing, failure to observe or perform any agreement contained in Section 7.11 of the Credit Agreement shall constitute a Default and Event of Default. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults under the Credit Agreement or any other provision of any Loan Document other than the Subject Default.

Section 3.                                    Amendments to Credit Agreement.

(a)                          Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in its appropriate alphabetical order as follows:

“Margin Adjustment Event” means that by November 14, 2014, either (a) the IPO Closing Date has not occurred or (b) the IPO Closing Date has occurred, but the Borrower has not delivered to the Administrative Agent a duly completed Permanent Waiver Compliance Certificate demonstrating that as of September 30, 2014, after giving effect to the mandatory prepayment required under Section 2.05(b)(iv) and the incurrence of the Revolving Tranche B Credit Loan and any other Loans incurred on the IPO Closing Date, on a pro forma basis as if they had occurred on September 30, 2014, the Consolidated Total Leverage Ratio does not exceed 4.50 to 1.00.

“Permanent Waiver Compliance Certificate” has the meaning specified in Section 6.02(a)(iii).

(b)                          The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Rate” means (a) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal year ending December 31, 2013, 2.00% per annum for Base Rate Loans and 3.00% per annum for Eurodollar Rate Loans and Letter of Credit Fees and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio or the Consolidated Net Total Leverage Ratio, as applicable, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a).

Prior to the IPO Closing Date:

Applicable Rate

(Prior to the IPO Closing Date)

Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate and Letters of Credit	Base Rate	Eurodollar Rate and Letters of Credit (if the Margin Adjustment Event has occurred)	Base Rate (if the Margin Adjustment Event has occurred)
1	< 2.50 to 1.00	2.00%	1.00%	2.50%	1.50%
2	> 2.50 to 1.00 but < 3.00 to 1.00	2.25%	1.25%	2.75%	1.75%
3	> 3.00 to 1.00 but < 3.50 to 1.00	2.50%	1.50%	3.00%	2.00%
4	> 3.50 to 1.00 but < 4.00 to 1.00	2.75%	1.75%	3.25%	2.25%
5	> 4.00 to 1.00 but < 4.50 to 1.00	3.00%	2.00%	3.50%	2.50%
6	> 4.50 to 1.00	3.25%	2.25%	3.75%	2.75%

On and after the IPO Closing Date:

Applicable Rate

(On and after the IPO Closing Date)

Pricing Level	Consolidated Net Total Leverage Ratio	Eurodollar Rate and Letters of Credit	Base Rate	Eurodollar Rate and Letters of Credit (if the Margin Adjustment Event has occurred)	Base Rate (if the Margin Adjustment Event has occurred)
1	< 2.50 to 1.00	1.75%	0.75%	2.25%	1.25%
2	> 2.50 to 1.00 but < 3.00 to 1.00	2.00%	1.00%	2.50%	1.50%
3	> 3.00 to 1.00 but < 3.50 to 1.00	2.25%	1.25%	2.75%	1.75%
4	> 3.50 to 1.00 but < 4.00 to 1.00	2.50%	1.50%	3.00%	2.00%
5	> 4.00 to 1.00 but < 4.50 to 1.00	2.75%	1.75%	3.25%	2.25%
6	> 4.50 to 1.00	3.00%	2.00%	3.50%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio or the Consolidated Net Total Leverage Ratio, as applicable, shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that (x) if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a)(i), then, upon the request of the Required Lenders, the applicable Pricing Level 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered, (y) if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a)(ii), then the Applicable Rate then in effect shall remain in effect until the date on which such Compliance Certificate is delivered, and (z) if the Margin Adjustment Event occurs, the Applicable Rate shall be determined pursuant to the applicable columns set forth above effective as of October 1, 2014, with the initial such determination based upon the Consolidated Total Leverage Ratio set forth in the Permanent Waiver Compliance Certificate or the Compliance Certificate delivered to the Administrative Agent for the fiscal quarter ending September 30, 2014, as applicable.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(c)                           Section 2.10 of the Credit Agreement is hereby amended by creating new clause (c) as follows:

(c)                           If, as a result of the Margin Adjustment Event, the Applicable Margin for the period from October 1, 2014 through the date the Permanent Waiver Compliance Certificate or the Compliance Certificate for the fiscal quarter ending September 30, 2014, as applicable, is delivered to the Administrative Agent, is adjusted so that higher pricing was applicable for such period, the Borrower shall promptly upon receipt of an invoice therefor pay to the Administrative Agent for the account of the applicable Lenders, or the applicable L/C Issuer, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII.

(d)                          Section 6.02(a) of the Credit Agreement is hereby amended by creating new clause (iii) as follows:

(iii)                        if the IPO Closing Date occurs prior to November 14, 2014, on or before November 14, 2014, a duly completed Compliance Certificate as of the end of the fiscal quarter ending September 30, 2014, limited to the calculation of the Consolidated Total Leverage Ratio, after giving effect to the mandatory prepayment required under Section 2.05(b)(iv) and the incurrence of the Revolving Tranche B Credit Loan and any other Loans incurred on the IPO Closing Date, on a pro forma basis as if they had occurred on September 30, 2014, signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (the “Permanent Waiver Compliance Certificate”).

Section 4.                                    Reaffirmation of Liens; Reaffirmation of Guaranty.

(a)                          Each of the Borrower and each Guarantor (i) is party to certain Collateral Documents securing and supporting the Borrower’s obligations under the Loan Documents, (ii) represents and warrants that it has no defenses to the enforcement of the Collateral Documents and that according to their terms the Collateral Documents will continue in full force and effect to secure the Borrower’s obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Collateral Documents are valid and subsisting and create a perfected Lien in the Collateral to the extent, and with the priority, contemplated by the Collateral Documents to secure the Borrower’s obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified.

(b)                          Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Loan Documents are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment and performance, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, as such Obligations may have been amended by this Agreement. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by such Guarantor under the Credit Agreement in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement or any of the other Loan Documents.

Section 5.                                    Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)                          the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of the date of this Agreement except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date;

(b)                          (i) the execution, delivery, and performance of this Agreement are within the corporate, limited partnership or limited liability company power, as appropriate, and authority of the Borrower and the Guarantors and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each such Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

(c)                           as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

Section 6.                                    Effectiveness. This Agreement shall become effective as of the date hereof upon the occurrence of all of the following:

(a)                          Documentation. The Administrative Agent shall have received this Agreement, duly and validly executed by the Required Lenders and the Borrower and delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and the Required Lenders, in sufficient copies for each Lender;

(b)                          Representations and Warranties. The representations and warranties in this Agreement and the other Loan Documents being true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of the date of this Agreement except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Sections 6.01 of the Credit Agreement.

(c)                           No Default or Event of Default. After giving effect to this Agreement, there being no Default or Event of Default which has occurred and is continuing.

(d)                          Expenses. The Borrower having paid all costs, expenses, and fees which have been invoiced and are payable pursuant to Section 10.04 of the Credit Agreement or any other written agreement.

Section 7.                                    Effect on Loan Documents. Except as amended and waived herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Administrative Agent’s or Lenders’ rights under the Loan Documents, as amended. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Loan Documents.

Section 8.                                    Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 9.                                    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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EXECUTED as of the date first set forth above.

BORROWER:

JP ENERGY PARTNERS LP
By: JP Energy GP II LLC, its general partner

By:	/s/ J. Patrick Barley
J. Patrick Barley
President and Chief Executive Officer

GUARANTORS:

JP ENERGY REFINED PRODUCTS, LLC
JP ENERGY ATT, LLC
JP ENERGY CADDO, LLC
JP ENERGY CRUDE OIL SERVICES, LLC
JP FALCO, LLC
JP ENERGY STORAGE, LLC
JP ENERGY PERMIAN, LLC
JP ENERGY PRODUCTS SUPPLY, LLC

By:	/s/ J. Patrick Barley
J. Patrick Barley
President and Chief Executive Officer

PINNACLE PROPANE, LLC
PINNACLE PROPANE EXPRESS, LLC
ALLIANT GAS, LLC
JP LIQUIDS, LLC

By:	/s/ J. Patrick Barley
J. Patrick Barley
Chief Executive Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer, and Swing Line Lender

By:	/s/ Julie Castano
Name:	Julie Castano
Title:	Senior Vice President

BANK OF MONTREAL, as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Shai Bandner
Name:	Shai Bandner
Title:	Vice President_

By:	/s/ Vanuza Pereira-Bravo
Name:	Vanuza Pereira-Bravo
Title:	Assistant Vice President

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jill McSorley
Name:	Jill McSorley
Title:	Senior Vice President

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

CADENCE BANK, N.A., as a Lender

By:	/s/ William Brown
Name:	William Brown
Title:	Senior Vice President

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President